Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2021 FOURTH QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, February 17, 2022 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the fourth quarter ended December 31, 2021.

	Three Months Ended
	December 31,
	2021	2020

	(unaudited)
Net income available to common stockholders	$12,726	$17,470
Diluted earnings per common share	$0.32	$0.45
NAREIT funds from operations (“FFO”) attributable to common stockholders	$22,105	$30,439
NAREIT diluted FFO per common share	$0.56	$0.78
FFO attributable to common stockholders, excluding non-recurring items	$22,974	$30,439
Funds available for distribution (“FAD”)	$24,023	$30,744

Fourth quarter 2021 results compared to the same quarter in 2020 were impacted by the following:

•	Lower rental income related to the transition of 11 properties previously leased to Senior Care Centers, LLC (“Senior Care”) and Senior Care’s parent company, Abri Health Services, LLC (“Abri Health”), to HMG Healthcare, LLC (“HMG”), lower rental income related to the re-leasing of the 18 properties previously leased to Senior Lifestyle Corporation (“Senior Lifestyle”), and abated and deferred rent, partially offset by annual rent escalations and capital improvement fundings. Both transitions are expected to generate additional rental income in 2022;

•	Higher interest income from mortgage loans resulting from mortgage loan originations;

•	Higher income from unconsolidated joint ventures due to mezzanine loan funding;

•	An impairment loss of $3.0 million in the 2020 fourth quarter related to a memory care community in Colorado that was operated by Senior Lifestyle;

•	Higher provisions for credit losses due to mortgage loan and working capital originations during the 2021 fourth quarter; and

•	Higher general and administrative expenses due to higher incentive compensation and higher non-cash compensation charges.

As previously announced, during the fourth quarter of 2021, LTC completed the following:

•	Originated a $52.5 million mortgage loan secured by 13 assisted living communities with an aggregate of 523 units. In addition to our initial investment of $52.5 million, the loan includes a commitment of $6.7 million for capital improvements and working capital to be used for the communities securing the loan. The 13 communities are located in North and South Carolina and are operated by an existing LTC operator. The loan bears interest at 7.25% with an IRR of 8%, and matures in 4 years;

•	Originated a $27.0 million mortgage loan secured by a 189-bed skilled nursing center in Louisiana with a regional operator new to LTC. The term is three years, with one 12-month extension option. The loan bears interest at 7.5%;

•	Originated a $16.7 mortgage loan secured by a 68-unit assisted living and memory care community in Florida with a regional operator new to LTC at a yield of 7.75%. The term is approximately 4 years, and in addition to our initial investment of $12.5 million, the loan includes a $4.2 million loan commitment to be funded at a later date subject to satisfaction of various conditions for the construction of a memory care addition to the property;

•	Transitioned 11 properties previously leased to Senior Care and Abri Health to HMG under a one-year master lease with rent based on cash flows, and payment subject to a deferral of up to six months. LTC and HMG intend to add these 11 properties to a master lease currently existing between them after establishing a stabilized rent rate during the first lease year. LTC also provided HMG a $25.0 million secured working capital loan at a yield of 4.0% maturing in September 2022. During the 2021 fourth quarter, LTC funded $9.9 million under the working capital loan;

•	Amended its Unsecured Credit Agreement to extend the maturity to November 19, 2025 and reduce the aggregate commitment from $600.0 million to $500.0 million. The $500.0 million aggregate commitment is comprised of a $400.0 million revolving credit facility and two $50.0 million term loans with maturities of November 19, 2025 and 2026, respectively. The one-year extension option and the ability to increase the aggregate loan commitment up to a total of $1.0 billion remains unchanged; and

•	In connection with entering into the two term loans as discussed above, LTC entered into interest rate swap agreements to effectively fix the interest rate on the two term loans at 2.56% and 2.69% per annum, respectively;

Subsequent to December 31, 2021, LTC completed the following:

•	Entered into an agreement with the current operator to sell a 74-unit assisted living community in Virginia for $16.9 million. The community has a gross book value of $16.9 million and a net book value of $15.7 million. LTC anticipates recognizing approximately $1.3 million of gain on sale in the second quarter of 2022. In connection with the sale, the current operator will pay a $1.2 million lease termination fee;

•	An operator of two assisted living communities in California with a total of 232 units exercised the purchase option under their lease for $43.7 million. The communities have a gross book value of $31.8 million and a net book value of $17.0 million. LTC anticipates recognizing approximately $26.0 million of gain on sale in the second quarter of 2022;

•	Funded $5.8 million under HMG’s working capital loan. Accordingly, the outstanding balance under HMG’s working capital loan is $15.7 million with a remaining availability of up to $9.3 million; and

•	Provided a total of $867,000 of deferred rent and $480,000 of rent abatement in January and February 2022. LTC has agreed to provide rent deferrals of up to $452,000, and abatements of up to $240,000 for March 2022.

Conference Call Information

LTC will conduct a conference call on Friday, February 18, 2022, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended December 31, 2021. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-844-200-6205
Canada Toll-Free Number	1-833-950-0062
Conference Access Code	441550

Additionally, an audio replay of the call will be available one hour after the live call and through March 4, 2022 via the following:

USA Toll-Free Number	1-866-813-9403
Canada Local Number	1-226-828-7578
Conference Number	188544

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions, including preferred equity and mezzanine lending. LTC’s investment portfolio includes 193 properties in 28 states with 35 operating partners consisting of real property investments, first mortgages, mezzanine loans, working capital notes and unconsolidated joint ventures. Based on its gross investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

	(unaudited)		(audited)
Revenues:
Rental income	$30,028	$37,774	$121,125	$126,094
Interest income from mortgage loans	9,032	7,909	32,811	31,396
Interest and other income	381	590	1,386	1,847
Total revenues	39,441	46,273	155,322	159,337

Expenses:
Interest expense	6,933	7,088	27,375	29,705
Depreciation and amortization	9,449	9,839	38,296	39,071
Impairment charges	—	3,036	—	3,977
Provision (recovery) for credit losses	962	(2)	1,021	(3)
Transaction costs	162	102	4,433	299
Property tax expense	3,679	3,380	15,392	15,065
General and administrative expenses	5,772	5,216	21,460	19,710
Total expenses	26,957	28,659	107,977	107,824

Other operating income:
Gain on sale of real estate, net	70	44	7,462	44,117
Operating income	12,554	17,658	54,807	95,630
Gain from property insurance proceeds	—	—	—	373
Loss on unconsolidated joint ventures	—	(138)	—	(758)
Income from unconsolidated joint ventures	376	145	1,417	432
Net income	12,930	17,665	56,224	95,677
Income allocated to non-controlling interests	(92)	(92)	(363)	(384)
Net income attributable to LTC Properties, Inc.	12,838	17,573	55,861	95,293
Income allocated to participating securities	(112)	(103)	(458)	(422)
Net income available to common stockholders	$12,726	$17,470	$55,403	$94,871

Earnings per common share:
Basic	$0.32	$0.45	$1.41	$2.42
Diluted	$0.32	$0.45	$1.41	$2.42

Weighted average shares used to calculate earnings per
common share:
Basic	39,177	39,062	39,156	39,179
Diluted	39,177	39,147	39,156	39,264

Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net income available to common stockholders	$12,726	$17,470	$55,403	$94,871
Add: Impairment charge	—	3,036	—	3,977
Add: Depreciation and amortization	9,449	9,839	38,296	39,071
Add: Loss on unconsolidated joint ventures	—	138	—	758
Less: Gain on sale of real estate, net	(70)	(44)	(7,462)	(44,117)
NAREIT FFO attributable to common stockholders	22,105	30,439	86,237	94,560

Add: Non-recurring items	869 (1)	—	5,947 (2)	22,841	(8)
FFO attributable to common stockholders, excluding non-recurring items	$22,974	$30,439	$92,184	$117,401

NAREIT FFO attributable to common stockholders	$22,105	$30,439	$86,237	$94,560
Non-cash income:
Less: straight-line rental (adjustment) income	152	(77)	(467)	(1,778)
Add: amortization of lease costs	222	109	608	611	(5)
Add: Other non-cash expense	—	—	758 (3)	23,029	(6)
Less: Effective interest income from mortgage loans	(1,393)	(1,506)	(6,093)	(6,154)
Net non-cash income	(1,019)	(1,474)	(5,194)	15,708

Non-cash expense:
Add: Non-cash compensation charges	1,975	1,781	7,760	7,012
Add: Provisions for doubtful accounts and notes	962	(2)	1,021	(3)
Less: Capitalized interest	—	—	—	(354)
Net non-cash expense	2,937	1,779	8,781	6,655

Funds available for distribution (FAD)	$24,023	$30,744	$89,824	$116,923

Less: Non-recurring income	—	—	5,232 (4)	(373	)(7)
Funds available for distribution (FAD), excluding non-recurring items	$24,023	$30,744	$95,056	$116,550

(1)   Represents provision for credit losses related to the origination of $86.9 million of mortgage loans during 2021 fourth quarter.

(2)	Represents the Senior Care and Abri Health settlement payment ($3,895), the straight-line rent receivable write-off ($758), the provision for credit losses ($869), and the 50% reduction of rent and interest escalation ($425).

(3)   Represents a straight-line rent receivable write-off due to transitioning rental revenue recognition to cash basis.

(4)   Represents the Senior Care and Abri Health settlement payment ($3,895) and the cash impact of the 50% reduction of rent and interest escalation ($1,337).

(5)   Includes the Senior Lifestyle lease incentives write-off of $185.

(6)   Represents the write-off of straight-line rent receivable related to Senior Lifestyle, Genesis Healthcare and another operator.

(7)   Represents the gain from insurance proceeds related to previously sold property.

(8)   Represents sum of (5) and (6) from above offset by (7) from above.

(Reconciliation of FFO and FAD continued on next page)

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
NAREIT Basic FFO attributable to common stockholders per share	$0.56	$0.78	$2.20	$2.41
NAREIT Diluted FFO attributable to common stockholders per share	$0.56	$0.78	$2.20	$2.41

NAREIT Diluted FFO attributable to common stockholders	$22,105	$30,542	$86,237	$94,560
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,177	39,327	39,156	39,264

Diluted FFO attributable to common stockholders, excluding non-recurring items	$23,086	$30,542	$92,642	$117,823
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,374	39,327	39,353	39,438

Diluted FAD	$24,135	$30,847	$89,824	$117,345

Weighted average shares used to calculate diluted FAD per share	39,374	39,327	39,156	39,438

Diluted FAD, excluding non-recurring items	$24,135	$30,847	$95,514	$116,972

Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	39,374	39,327	39,353	39,438

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(audited, amounts in thousands, except per share)

	December 31,
	2021	2020
ASSETS
Investments:
Land	$123,239	$127,774
Buildings and improvements	1,285,318	1,324,227
Accumulated depreciation and amortization	(374,606)	(349,643)
Real property investments, net	1,033,951	1,102,358
Mortgage loans receivable, net of loan loss reserve: 2021—$3,473; 2020—$2,592	344,442	257,251
Real estate investments, net	1,378,393	1,359,609
Notes receivable, net of loan loss reserve: 2021—$286; 2020—$146	28,337	14,465
Investments in unconsolidated joint ventures	19,340	11,340
Investments, net	1,426,070	1,385,414

Other assets:
Cash and cash equivalents	5,161	7,772
Debt issue costs related to revolving line of credit	3,057	1,324
Interest receivable	39,522	32,746
Straight-line rent receivable	24,146	24,452
Lease incentives	2,678	2,462
Prepaid expenses and other assets	4,191	5,316
Total assets	$1,504,825	$1,459,486

LIABILITIES
Revolving line of credit	$110,900	$89,900
Term loans, net of debt issue costs: 2021—$637; 2020—$0	99,363	—
Senior unsecured notes, net of debt issue costs: 2021—$524; 2020—$658	512,456	559,482
Accrued interest	3,745	4,216
Accrued expenses and other liabilities	33,234	30,082
Total liabilities	759,698	683,680

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242	394	392
Capital in excess of par value	856,895	852,780
Cumulative net income	1,444,636	1,388,775
Comprehensive expense	(172)	—
Cumulative distributions	(1,565,039)	(1,474,545)
Total LTC Properties, Inc. stockholders’ equity	736,714	767,402
Non-controlling interests	8,413	8,404
Total equity	745,127	775,806
Total liabilities and equity	$1,504,825	$1,459,486